Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Provides Supplemental Update Pertaining to May Rent Collections

Reports May Rent Collection of 93.3%, Quarter-to-Date Collections of 95.1%

Milwaukee, WI – June 1, 2020 – Physicians Realty Trust (NYSE:DOC) (the “Company”) has provided a Supplemental Update pertaining to the status of May rent collections, which can be found on the Company’s homepage and within the Investor Relations portion of the Company’s website at www.docreit.com.

John T. Thomas, President and Chief Executive Officer of the Company, commented, “Through Monday, June 1st, we have collected 93.3% of May Rent and Common Area Charges. In addition, we have collected 3.3% of previously outstanding April charges, resulting in total April collections of 96.8%. Previous restrictions limiting the performance of surgical procedures that could be delayed have now been lifted from each of our key markets, which has led to a reduction in tenant relief requests. New tenant rent relief requests occurring in May represented less than 1% of our overall annual base rent. The DOC portfolio was built with a focus on assets critical to the delivery of essential outpatient care occupied primarily by investment grade and credit worthy health systems, which we believe will provide continued stability during this period of uncertainty.”

Current Liquidity

As of June 1, 2020, the Company’s cash balance, net of outstanding checks, is $11.5 million and the outstanding balance of the Company’s unsecured revolving credit facility is $189.0 million. The total current borrowing capacity of the unsecured revolving credit facility is $850.0 million.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by the Operating Partnership, directly or through limited partnerships, limited liability companies or other subsidiaries.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the COVID-19 pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed by the Company with the Commission on May 8, 2020 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by the Company with the Commission on February 27, 2020.

Source: Physicians Realty Trust